UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

K2 INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 EI Camino Real Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 1, 2006, K2 Inc. (“K2”) entered into a Conversion Agreement (the “Conversion Agreement”) with CS Securities (USA) LLC (f/k/a Credit Suisse First Boston LLC) (“CS Securities”), the holder of K2’s $25.0 million of 7.25% Convertible Subordinated Debentures issued in February, 2003 and amended in June, 2003 (collectively, the “Debentures”), pursuant to which CS Securities has agreed to convert all of the outstanding Debentures into 2,097,315 shares of K2’s common stock, $1.00 par value per share (“Common Stock”). As an inducement for CS Securities to convert the Debentures, K2 has also agreed pursuant to the Conversion Agreement to issue CS Securities an additional 54,487 shares of Common Stock, including 13,278 shares for accrued interest. The transaction closed on November 6, 2006. A copy of the Conversion Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

K2 also attaches a press release announcing, among other things, the closing of the transactions pursuant to the Conversion Agreement. A copy of K2’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On November 6, 2006, the Company issued a total of 2,151,802 shares of Common Stock to CS Securities. The issuance of the shares is exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, as all of the shares of Common Stock were issued in connection with an exchange of outstanding securities with existing security holders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits:

Exhibit Number	Reference

10.1	Conversion Agreement by and among K2 Inc. and CS Securities (USA) LLC (f/k/a Credit Suisse First Boston LLC), entered into as of November 1, 2006.

99.1	Press Release dated November 7, 2006 announcing, among other things, the closing of the transactions pursuant to the Conversion Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K2 INC.

Date: November 7, 2006	/s/ Dudley W. Mendenhall
Dudley W. Mendenhall
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Conversion Agreement by and among K2 and CS Securities (USA) LLC (f/k/a Credit Suisse First Boston LLC), entered into as of November 1, 2006.

99.1	Press Release dated November 7, 2006 announcing, among other things, the closing of the transactions pursuant to the Conversion Agreement.

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